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                                                              Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63729) pertaining to the Go2Net, Inc. 1996 Stock Option Plan and Silicon Investor, Inc. 1996 Stock Plan, the Registration Statement (Form S-3 No. 333-63725) pertaining to the registration of 1,295,536 shares of Common Stock of Go2Net, Inc., the Registration Statement (Form S-3 No. 333-76069) pertaining to the registration of 717,390 shares of Common Stock of Go2Net, Inc., and in the Registration Statement (Form S-8 No. 333-76071) pertaining to the Go2Net, Inc. 1996 Stock Option Plan and Web21 Stock Option Plan, of our reports dated June 18, 1999 with respect to the financial statements of USAOnline, Inc. and Haggle Online, Inc. included in this Current Report (Form 8-K/A) of Go2Net, Inc. filed July 2, 1999.

                                                    ERNST & YOUNG LLP

Seattle, Washington
June 30, 1999